As filed with the Securities and Exchange Commission on May 24, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

INSMED INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Virginia	54-1972729
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9 Deer Park Drive, Suite C
Monmouth Junction, New Jersey 08852

(Address of Principal Executive Offices) (Zip Code)

(732) 997-4600
(Registrant’s Telephone Number, Including Area Code)

INSMED INCORPORATED 2013 INCENTIVE PLAN
INSMED INCORPORATED STOCK OPTION INDUCEMENT AWARDS TO MATTHEW PAULS

(Full Title of the Plans)

Andrew T. Drechsler
Insmed Incorporated
Chief Financial Officer
9 Deer Park Drive
Monmouth, New Jersey 08852

(Name and Address of Agent for Service)

(732) 997-4600

(Telephone Number, Including Area Code, of Agent for Service)

With copy to:

Glenn R. Pollner Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166	W. Lake Taylor, Jr. Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.01 per share (2)	3,053,833	$11.49	(3)	$35,088,542	(3)	$4,786.08
Common Stock, par value $0.01 per share (4)	300,000	$7.45	(5)	$2,235,000	(5)	$304.86

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions.

(2)         Insmed Incorporated 2013 Incentive Plan.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the NASDAQ Global Select Market on May 21, 2013.

(4)         Insmed Incorporated Stock Option Inducement Awards to Matthew Pauls.

(5)         Based upon the price at which the stock options may be exercised, pursuant to Rule 457(h) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Insmed Incorporated (the “Registrant”), relating to up to 3,053,833 shares of its common stock, par value $0.01 per share (“Common Stock”), issuable to eligible employees, non-employee directors and other non-employee advisors or service providers of the Registrant and its affiliates under the Insmed Incorporated 2013 Incentive Plan (the “Plan”).  The total number of shares of Common Stock available for issuance under the Plan is 3,000,000 plus any shares authorized for issuance under the Registrant’s Amended and Restated 2000 Stock Incentive Plan (the “Prior Plan”) that, as of May 23, 2013, remain available for issuance under the Prior Plan (not including any shares of Common Stock that are subject to outstanding awards under the Prior Plan as of such date).

This Registration Statement also relates to 300,000 shares of Common Stock issuable pursuant to two stock option awards granted to Matthew Pauls, the Registrant’s Chief Commercial Officer, as inducement awards in connection with his commencement of employment with the Registrant on April 1, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                 Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.                                 Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)                                 The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 18, 2013 (including the portions of our Proxy Statement on Schedule 14A, filed on April 29, 2013, incorporated by reference therein);

(2)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013,  filed with the Commission on May 7, 2013;

(3)                                 The Registrant’s Current Reports on Form 8-K filed with the Commission on April 1, 2013, April 30, 2013 and May 1, 2013; and

(4)                                 The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on June 1, 2000, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                 Description of Securities.

Not applicable.

Item 5.                                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                 Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits, and the Registrant’s Articles of Incorporation require, indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act.  Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation is generally authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful.  The Registrant’s Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them because of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.

Section 13.1-692.1 of the VSCA presently permits, if authorized in a Virginia corporation’s articles of incorporation or shareholder-approved bylaws, the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security.  As permitted by the VSCA, the Registrant’s Articles of Incorporation provide that no director or officer of the Registrant shall be liable to the Registrant or the Registrant’s shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated by reference herein.

In addition, certain directors and officers have been granted contractual indemnification rights, pursuant to which they will be entitled to indemnification from the Registrant under certain circumstances.  The Registrant also carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.

The employment agreements entered into between the Registrant and the Registrant’s executives also provide for indemnification to the fullest extent permitted by law (subject to any limitations imposed by law) from and against any and all claims, damages, expenses, judgments, penalties, fines, settlements, and all other liabilities incurred or paid by the executive in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the executive was or is a party or is threatened to be made a party by reason of the fact that the executive is or was an officer, employee or agent of the Registrant, or by reason of anything done or not done by the executive in any such capacity or capacities, provided that the executive acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 7.                                 Exemption From Registration Claimed.

Not applicable.

Item 8.                                 Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description

4.1

Articles of Incorporation of Insmed Incorporated, as amended through June 14, 2012 (previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 18, 2013 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Insmed Incorporated (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 9, 2012 and incorporated herein by reference).

4.3	Specimen stock certificate representing common stock, $0.01 par value per share, of the Registrant (previously filed as Exhibit 4.2 to the Registrant’s Registration

Statement on Form S-4/A (Registration No. 333-30098) and incorporated herein by reference).

4.4

Shareholders Agreement, dated December 1, 2010, among the Registrant and each of the listed shareholders (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 2, 2010 and incorporated herein by reference).

4.5

Registration Rights Agreement, dated December 1, 2010, among the Registrant and each of the listed shareholders (previously filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 2, 2010 and incorporated herein by reference).

5.1*	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page hereto).

99.1*	Insmed Incorporated 2013 Incentive Plan.

99.2*	Insmed Incorporated Stock Option Inducement Awards to Matthew Pauls.

*Filed herewith.

Item 9.                                 Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monmouth Junction, State of New Jersey, on this 24th day of May, 2013.

INSMED INCORPORATED

By:	/s/ Andrew T. Drechsler
Andrew T. Drechsler
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Lewis and Andrew T. Drechsler, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William H. Lewis	President and Chief Executive Officer (Principal Executive Officer); Director	May 24, 2013
William H. Lewis

/s/ Andrew T. Drechsler	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	May 24, 2013
Andrew T. Drechsler

/s/ Donald Hayden, Jr.	Chairman of the Board of Directors	May 24, 2013
Donald Hayden, Jr.

/s/ Al Altomari	Director	May 24, 2013
Al Altomari

/s/ Steinar J. Engelsen, M.D.	Director	May 24, 2013
Steinar J. Engelsen

/s/ Richard S. Kollender	Director	May 24, 2013
Richard S. Kollender

/s/ Melvin Sharoky, M.D.	Director	May 24, 2013
Melvin Sharoky

/s/ Randall W. Whitcomb, M.D.	Director	May 24, 2013
Randall Whitcomb

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1*	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page hereto).

99.1*	Insmed Incorporated 2013 Incentive Plan.

99.2*	Insmed Incorporated Stock Option Inducement Awards to Matthew Pauls.

*Filed herewith.